UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

July 10, 2018

Date of Report (Date of earliest event reported)

PLYMOUTH INDUSTRIAL REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

MARYLAND	001-38106	27-5466153
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

260 Franklin Street, 7th Floor

Boston, MA 02110

(Address of Principal Executive Offices) (Zip Code)

(617) 340-3814

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry Into a Material Definitive Agreement.

On July 10, 2018, certain wholly-owned subsidiaries (the “Borrowers”) of Plymouth Industrial REIT, Inc. (the “Company”) entered into a loan agreement (the “Transamerica Loan Agreement”) with Transamerica Life Insurance Company providing for commercial mortgage loans to the Borrowers in the aggregate principal amount of $78.0 million (collectively, the “Transamerica Loan”).  The Transamerica Loan matures on August 1, 2028 and bears interest at the fixed rate of 4.35% per annum.  The promissory notes (the “Notes”) evidencing the Transamerica Loan require the borrowers to make monthly interest-only payments through August 2019 and thereafter the Transamerica Loan requires equal monthly installments of principal plus accrued interest based on a 30-year amortization period.  The Borrowers’ final payments on the Transamerica Loan, due on the maturity date, shall include all outstanding principal and accrued and unpaid interest.  The Borrowers may repay the Transamerica Loan at any time following the first 12 full calendar months of the Transamerica Loan’s term, subject to paying a premium equal to the greater of (a) 1% of the prepayment amount and (b) the “Yield Protection Amount,” as defined in the Notes.  The Transamerica Loan Agreement and the Notes contain customary events of default, including non-payment of principal or interest and bankruptcy.  Any default under the Transamerica Loan Agreement or any Note will constitute a default under each of the other Notes.  Each Borrower has guaranteed the payment obligations of all the other Borrowers under the Notes.

A copy of the Transamerica Loan Agreement is attached to this current report on Form 8-K as Exhibit 10.1 and is incorporated by reference as though it were fully set forth herein.  The foregoing summary description of the Transamerica Loan Agreement is not intended to be complete and is qualified in its entirely by the complete text of the Transamerica Loan Agreement.

Item 1.02   Termination of a Material Definitive Agreement

On July 10, 2018, the Company used the proceeds of the Transamerica Loan, along with additional working capital, to repay in full the loan (the “MWG Loan”) under the loan agreement entered into between certain of the Borrowers and Special Situations Investing Group II, LLC on November 30, 2017.  The MWG Loan was scheduled to mature on November 30, 2019 and its current interest rate was an amount per annum equal to LIBOR plus 3.10%.  The proceeds of the MWG Loan were used to partially fund the Company’s acquisition of a portfolio of 15 industrial properties in the greater Chicago area.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 above is incorporated herein by reference.

Item 7.01  Regulation FD Disclosure

The press release related to the matters described above is attached hereto as Exhibit 99.1.  Such information is furnished pursuant to this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), or subject to the liabilities of that Section.  The information in this Current Report shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
10.1	Loan Agreement, dated as of July 10, 2018, by and among Transamerica Life Insurance Company and the Borrowers named therein.
99.1	Press Release, dated July 16, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLYMOUTH INDUSTRIAL REIT, INC.

Date: July 16, 2018	By:	/s/ Jeffrey E. Witherell
Jeffrey E. Witherell
Chief Executive Officer